EXHIBIT 23.2
------------

                            CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-49437) pertaining to the Banyan Strategic Realty Trust 1997 Omnibus Stock and Incentive Plan of our reports indicated below filed with the Securities and Exchange Commission.


                                                           Date of Auditors
              Financial Statements                         Report
              --------------------                         ----------------

Combined statements of revenue and certain                 May 27, 1998
expenses of Orlando Office Building Portfolio for the year ended December 31, 1997 and for the period from January 1, 1998 to April 30, 1998 included in the Current Report (Form 8-K/A) of Banyan Strategic Realty Trust dated May 29, 1998

Statements of revenue and certain expenses of              May 21, 1998
Tower Lane Business Park for the year ended
December 31, 1997 and for the period from January 1, 1998 to March 31, 1998 included in the Current Report (Form 8-K/A) of
Banyan Strategic Realty Trust dated May 29, 1998

Statement of revenue and certain expenses of               July 19, 1998
Peachtree Pointe Office Park for the year ended
December 31, 1997 included in the Current Report
(Form 8-K/A) of Banyan Strategic Realty Trust dated July 2, 1998





                                          Ernst & Young LLP


Chicago, Illinois
August 19, 1998